UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 9, 2009
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 9, 2009, Alon USA Energy, Inc. (the “Company”) paid cash bonuses to certain of the Company’s named executive officers pursuant to its annual cash bonus plans based on the results of the Company’s Big Spring and California refineries for the fiscal year ended December 31, 2008.
     The amounts of these bonuses had not been determined at the time of the filing of the Company’s Proxy Statement for the Annual Meeting of Stockholders (the “Proxy Statement”) and were therefore not included in the “Non-Equity Incentive Plan Compensation” column contained in the Summary Compensation Table set forth therein. The amount awarded to each of the Company’s named executive officers and the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table had the amounts of these awards been determined prior to the filing of the Proxy Statement are set forth below.

Name and Principal Position	Cash Bonus	Total
Jeff D. Morris	$0	$1,349,964
President and Chief Executive Officer
Shai Even	26,403	707,833
Senior Vice President and Chief Financial Officer
Harlin R. Dean	51,233	1,093,274
Senior Vice President — Legal, General Counsel and Secretary
Joseph Israel	38,148	657,829
Chief Operating Officer
Michael Oster	23,099	478,648
Senior Vice President of Mergers and Acquisitions

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Senior Vice President — Legal, General Counsel and Secretary

Date: July 14, 2009

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